SUPPLEMENTAL INFORMATION

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to GGP Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the columns labeled "Consolidated Properties at share" reflect the Company's Consolidated Properties at our proportionate share (excluding noncontrolling interests and unconsolidated properties). The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, this information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

NON-GAAP MEASURES
For full discussion of the definitions, purpose and use of non-GAAP financial measures see “Non-GAAP Supplemental Financial Measures and Definitions” on pages ER5 to ER7.

This Supplemental makes reference to company same store net operating income (“Company Same Store NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). Company Same Store NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses, excluding full or partial reductions in ownership as a result of sales or other transactions ("Sold Interests"), periodic effects of full or partial acquisitions of properties and certain redevelopments. EBITDA is defined as NOI (Company Same Store plus Company Non-Same Store NOI) less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain revenues and expenses. Company Same Store NOI is presented to exclude the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of GAAP to Non-GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page
		Asset Transactions:
Earnings Press Release	ER1-7	Summary of Asset Transactions	16

GAAP Financial Statements:
GAAP Overview	1	Portfolio Operating Metrics:
Consolidated Balance Sheets	2	Key Operating Performance Indicators	17
Consolidated Statements of Income	3	Signed Leases All Less Anchors	18
		Lease Expiration Schedule and Top Ten Tenants	19
Non-GAAP Proportionate Financial Information:		Property Schedule	20-26
Proportionate Overview	4
Proportionate Assets, Liabilities, and Equity	5	Miscellaneous:
Company NOI, EBITDA and FFO	6-7	Capital Information	27
Reconciliation of GAAP to Non-GAAP Financial Measures	8-10	Change in Total Common and Equivalent Shares	28
		Development Summary	29
Debt:		Proportionate Capital Expenditures	30
Summary, at Share	11	Corporate Information	31
Detail, at Share	12-15	Glossary of Terms	32

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by GGP Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

SELECT SCHEDULE DEFINITIONS

Page	Schedule	Description
Non-GAAP Proportionate Financial Information:
4	Proportionate Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Proportionate Assets, Liabilities and Equity
Provides the adjustments for noncontrolling interests and the Company's proportionate share of assets, liabilities and equity related to investments accounted for under the equity method to calculate the Company's proportionate share.

6-7	Company NOI, Company EBITDA and Company FFO
For the three and twelve months ended December 31, 2016 and 2015, provides the Company's proportionate share of revenues and expenses included in NOI, EBITDA and FFO as defined in the Basis of Presentation to calculate the Company's proportionate share. Company NOI, Company EBITDA and Company FFO include certain adjustments as defined on pages 6 and 7.

Same Store Portfolio Operating Metrics:
17	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
20-26	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS FOURTH QUARTER 2016 RESULTS
AND DECLARES FIRST QUARTER DIVIDEND

Chicago, Illinois, January 30, 2017 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and twelve months ended December 31, 2016.

Highlights

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 5.1% and 4.4% from the prior year period for the three and twelve months ended December 31, 2016, respectively.

•
Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 6.8% and 9.3% from the prior year period for the three and twelve months ended December 31, 2016, respectively.

•	Same Store leased percentage was 97.2% at quarter end.

•	Initial rental rates for signed leases that have commenced in 2016 on a suite-to-suite basis increased 10.1% when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 0.9% on a trailing 12-month basis.[1]

•	For the month of December, tenant sales (all less anchors) increased 2% and sales per square foot (<10,000 square feet) increased 3.1% over the prior year.

•	The Company declared a first quarter common stock dividend of $0.22 per share, an increase of 16% over the first quarter of 2016.

GAAP Operating Results
For the three months ended December 31, 2016, net income attributable to GGP was $236 million, or $0.24 per diluted share, as compared to $194 million, or $0.20 per diluted share, in the prior year period. For the twelve months ended December 31, 2016, net income attributable to GGP was $1.3 billion, or $1.34 per diluted share, as compared to $1.37 billion, or $1.43 per diluted share, in the prior year period. Net income attributable to GGP in 2016 and 2015 for the twelve months was impacted primarily by the gains related to the sales and acquisitions of partial interests in two properties.

Company Operating Results
For the three months ended December 31, 2016, Company Funds From Operations (“Company FFO”) was $412 million, or $0.43 per diluted share, as compared to $408 million, or $0.43 per diluted share, in the prior year period, an increase of 0.8%. For the twelve months ended December 31, 2016, Company FFO was $1.47 billion, or $1.53 per diluted share, as compared to $1.38 billion, or $1.44 per diluted share, in the prior year period, an increase of 6.7%.

1	Excludes Christiana Mall due to unusual changes in sales productivity.

ER1

Investment Activities
Development
The Company’s development and redevelopment activities total $1.3 billion, of which approximately $0.6 billion is under construction and $0.7 billion is in the pipeline.

Acquisitions
The Company acquired its joint venture partner’s interest in Riverchase Galleria in Hoover, Alabama.

The Company acquired 605 N. Michigan Avenue in Chicago, Illinois.

The Company acquired interests in five Macy’s boxes, including the boxes at Tysons Galleria and Stonestown Galleria.

Common Share Repurchase
During the quarter, the Company acquired approximately 1.89 million of its common shares at a weighted average price of $24.47 per share for total consideration of approximately $46 million.

Dividends
On January 30, 2017, the Company’s Board of Directors declared a first quarter common stock dividend of $0.22 per share payable on April 28, 2017, to stockholders of record on April 13, 2017. This represents an increase of $0.03 per share or 16% growth over the dividend declared for the first quarter of 2016.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on April 3, 2017, to stockholders of record on March 15, 2017.

On January 27, 2017, the Company paid a special common stock dividend of $0.26 per share to stockholders of record on December 27, 2016.

ER2

Guidance

Earnings Guidance	For the year ending December 31, 2017	For the three months ending March 31, 2017

Net income attributable to GGP	$0.63 - $0.68	$0.12 - $0.14
Preferred stock dividends	(0.02)	(0.01)
Net income attributable to common stockholders	$0.61 - $0.66	$0.11 - $0.13
Depreciation, including share of JVs	0.92	0.23
NAREIT FFO	$1.53 - $1.58	$0.34 - $0.36
Adjustments[1]	0.03	0.01
Company FFO per diluted share	$1.56 - $1.61	$0.35 - $0.37

1. Includes impact of straight-line rent, above/below market rent, gain/loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see the Non-GAAP Supplemental Financial Measures and Definitions section on page ER7.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, January 31, 2017, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 35145485.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

ER3

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the columns labeled "Consolidated Properties at Share" reflect the Company's Consolidated Properties at our proportionate share (excluding noncontrolling interests and unconsolidated properties). The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.

ER5

We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.
EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.

ER6

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER7

GAAP Financial Statements

GAAP FINANCIAL OVERVIEW (In thousands, except per share )

	Three Months Ended			Twelve Months Ended
	December 31, 2016	December 31, 2015	Percentage Change	December 31, 2016	December 31, 2015	Percentage Change

Operating income	$256,818	$268,727	(4.4)%	$800,253	$923,893	(13.4)%

Net Income attributable to GGP	236,460	194,041	21.9%	1,288,367	1,374,561	(6.3)%

Net income attributable to common stockholders	232,476	190,057	22.3%	1,272,432	1,358,624	(6.3)%
Diluted earnings per share	$0.24	$0.20	22.1%	$1.34	$1.43	(6.5)%

Diluted weighted average number of shares outstanding	950,301	948,418		952,333	951,061

GAAP FINANCIAL STATEMENTS Consolidated Balance Sheets (In thousands)

	December 31, 2016	December 31, 2015

Assets:
Investment in real estate:
Land	$3,066,019	$3,596,354
Buildings and equipment	16,091,582	16,379,789
Less accumulated depreciation	(2,737,286)	(2,452,127)
Construction in progress	251,616	308,903
Net property and equipment	16,671,931	17,832,919
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,868,993	3,506,040
Net investment in real estate	20,540,924	21,338,959
Cash and cash equivalents	474,757	356,895
Accounts receivable, net [1]	322,196	336,572
Notes receivable, net [1]	678,496	641,445
Deferred expenses, net	209,852	214,578
Prepaid expenses and other assets [1]	506,521	968,873
Assets held for disposition	—	216,233
Total assets	$22,732,746	$24,073,555
Liabilities:
Mortgages, notes and loans payable	$12,430,418	$14,216,160
Investment in Unconsolidated Real Estate Affiliates	39,506	38,488
Accounts payable and accrued expenses	655,362	784,493
Dividend payable	433,961	172,070
Deferred tax liabilities	3,843	1,289
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	—	58,934
Total liabilities	13,769,290	15,477,634
Redeemable noncontrolling interests:
Preferred	144,060	157,903
Common	118,667	129,724
Total redeemable noncontrolling interests	262,727	287,627
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,393,722	8,028,001
Noncontrolling interests in consolidated real estate affiliates	33,583	24,712
Noncontrolling interests related to long-term incentive plan common units	31,382	13,539
Total equity	8,700,729	8,308,294
Total liabilities, redeemable noncontrolling interests and equity	$22,732,746	$24,073,555
1 Notes receivable, net was added in the current period and amounts were reclassed from accounts receivable and prepaid expenses and other assets in both periods.

GAAP FINANCIAL STATEMENTS Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenues:
Minimum rents	$367,484	$387,230	$1,449,704	$1,481,614
Tenant recoveries	163,838	171,496	668,081	689,536
Overage rents	23,510	25,269	42,534	44,024
Management fees and other corporate revenues	22,728	21,282	95,814	86,595
Other	32,775	39,357	90,313	102,137
Total revenues	610,335	644,634	2,346,446	2,403,906
Expenses:
Real estate taxes	55,985	52,458	229,635	222,883
Property maintenance costs	14,013	15,548	55,027	60,040
Marketing	6,120	9,110	13,155	21,958
Other property operating costs	67,117	74,923	282,591	302,797
Provision for doubtful accounts	2,353	1,882	8,038	8,081
Property management and other costs	31,815	39,709	138,602	161,556
Provision for loan loss	205	—	29,615	—
General and administrative	14,432	13,010	55,745	50,405
Provisions for impairment	—	8,604	73,039	8,604
Depreciation and amortization	161,477	160,663	660,746	643,689
Total expenses	353,517	375,907	1,546,193	1,480,013
Operating income	256,818	268,727	800,253	923,893
Interest and dividend income	16,453	14,358	59,960	49,254
Interest expense	(133,862)	(147,386)	(571,200)	(607,675)
(Loss) gain on foreign currency	(2,086)	1,555	14,087	(44,984)
(Loss) gain from changes in control of investment properties and other	(10,512)	11,780	722,904	634,367
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	126,811	149,034	1,026,004	954,855
(Provision for) benefit from income taxes	(173)	9,253	(901)	38,334
Equity in income of Unconsolidated Real Estate Affiliates	103,856	32,275	231,615	73,390
Unconsolidated Real Estate Affiliates - gain on investment	10,790	6,067	51,555	327,017
Net Income	241,284	196,629	1,308,273	1,393,596
Allocation to noncontrolling interests	(4,824)	(2,588)	(19,906)	(19,035)
Net income attributable to GGP	236,460	194,041	1,288,367	1,374,561
Preferred stock dividends	(3,984)	(3,984)	(15,935)	(15,937)
Net income attributable to common stockholders	$232,476	$190,057	$1,272,432	$1,358,624

Basic Earnings Per Share:	$0.26	$0.22	$1.44	$1.54
Diluted Earnings Per Share:	$0.24	$0.20	$1.34	$1.43

Non-GAAP Proportionate Financial Information

NON-GAAP PROPORTIONATE FINANCIAL OVERVIEW[1] (In thousands, except per share)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	December 31, 2015	Percentage Change	December 31, 2016	December 31, 2015	Percentage Change

Company Same Store NOI [2]	$614,366	$584,677	5.1%	$2,236,639	$2,142,055	4.4%
Company Non-Same Store NOI [3]	22,339	19,493	n/a	119,430	52,893	n/a
Company NOI [4,5]	636,705	604,170	5.4%	2,356,069	2,194,948	7.3%

Company EBITDA [4,5]	602,544	563,946	6.8%	2,221,115	2,031,445	9.3%

Company FFO [6]	412,157	408,170	1.0%	1,471,250	1,376,806	6.9%
Company FFO per diluted share	$0.43	$0.43	0.8%	$1.53	$1.44	6.7%

FFO [7]	460,919	408,664	12.8%	1,500,848	1,299,454	15.5%
FFO per diluted share	$0.48	$0.43	12.6%	$1.57	$1.36	15.3%

Diluted weighted average number of Company shares outstanding	956,902	954,902		958,882	957,453

1    For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.
2    Includes lease termination fees of $8.4 million and $3.1 million for the three months ended December 31, 2016 and 2015 and $20.7 million and $24.3 million for the twelve months ended December 31, 2016 and 2015, respectively.
3    Non-Same Store NOI includes the periodic effects of acquisitions, certain redevelopments, including condominium development, and other properties.
4    Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 32.
5    Company NOI and Company EBITDA growth excluding condominium NOI would be 5.7% and 7.3% for the three months and 5.1% and 6.9% for the twelve months ending December 31, 2016.
6    Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 32.
7    FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Proportionate Assets, Liabilities and Equity[1] (In thousands)

	As of December 31, 2016		As of December 31, 2015
	Noncontrolling Interests	Unconsolidated Properties	Noncontrolling Interests	Unconsolidated Properties

Assets:
Investment in real estate:
Land	$(36,830)	$2,181,417	$(27,945)	$1,775,338
Buildings and equipment	(206,810)	8,191,356	(153,602)	7,653,560
Less accumulated depreciation	38,785	(1,648,775)	24,648	(1,437,460)
Construction in progress	(128)	174,684	(380)	470,099
Net property and equipment	(204,983)	8,898,682	(157,279)	8,461,537
Investment in and loans to/from Unconsolidated Real Estate Affiliates	—	(3,688,993)	—	(3,286,040)
Net investment in real estate	(204,983)	5,209,689	(157,279)	4,995,497
Cash and cash equivalents	(4,373)	237,923	(2,807)	215,552
Accounts receivable, net	(3,484)	322,387	(2,632)	—
Notes receivable, net	(109)	4,400	—	122,762
Deferred expenses, net	(2,866)	192,759	(1,418)	152,006
Prepaid expenses and other assets	(8,550)	199,100	(9,972)	257,408
Assets held for disposition	—	—	(12,291)	—
Total assets	$(224,365)	$6,166,258	$(186,399)	$5,923,225

Liabilities:
Mortgages, notes and loans payable	$(181,775)	$5,854,328	$(143,553)	$5,530,552
Investment in Unconsolidated Real Estate Affiliates	—	(39,506)	—	(38,488)
Accounts payable and accrued expenses	(9,007)	351,122	(7,232)	430,936
Dividend payable	—	—	—	—
Deferred tax liabilities	—	314	—	225
Junior Subordinated Notes	—	—	—	—
Liabilities held for disposition	—	—	(10,902)	—
Total liabilities	(190,782)	6,166,258	(161,687)	5,923,225

Redeemable noncontrolling interests:
Preferred	—	—	—	—
Common	—	—	—	—
Total redeemable noncontrolling interests	—	—	—	—

Equity:
Preferred stock	—	—	—	—
Stockholders' equity	—	—	—	—
Noncontrolling interests in consolidated real estate affiliates	(33,583)	—	(24,712)	—
Noncontrolling interests related to Long-Term Incentive Plan Common Units	—	—	—	—
Total equity	(33,583)	—	(24,712)	—
Total liabilities, redeemable noncontrolling interests and equity	$(224,365)	$6,166,258	$(186,399)	$5,923,225
1 The Company's proportionate share of assets, liabilities and equity can be calculated using the consolidated information from page 2 combined with the columns above.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Three Months Ended December 31, 2016 and 2015 (In thousands)

	Three Months Ended December 31, 2016				Three Months Ended December 31, 2015
	Consolidated Properties at Share [2]	Unconsolidated Properties	Sold Interests[3]	Adjustments [4]	Consolidated Properties at Share [2]	Unconsolidated Properties	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$363,942	$159,729	$(50)	$1,549	$382,791	$144,034	$(22,288)	$(1,034)
Tenant recoveries	161,838	62,782	(1)	—	169,916	62,027	(7,401)	—
Overage rents	23,277	10,042	—	—	24,895	9,601	(1,058)	—
Other revenue	32,489	8,109	(1)	—	39,212	7,923	(4,422)	—
Condominium sales	—	37,463	—	—	—	—	—	—
Total property revenues	581,546	278,125	(52)	1,549	616,814	223,585	(35,169)	(1,034)
Property operating expenses:
Real estate taxes	55,142	17,725	—	(1,490)	51,935	18,863	(1,723)	(1,490)
Property maintenance costs	13,929	5,545	(6)	—	15,423	4,611	(836)	—
Marketing	6,067	3,335	—	—	9,019	3,422	(174)	—
Other property operating costs	66,387	27,967	(404)	(1,001)	74,154	29,941	(4,431)	(1,030)
Provision for doubtful accounts	2,348	1,146	(94)	—	1,869	557	(84)	—
Condominium cost of sales	—	27,867	—	—	—	—	—	—
Total property operating expenses	143,873	83,585	(504)	(2,491)	152,400	57,394	(7,248)	(2,520)
NOI	$437,673	$194,540	$452	$4,040	$464,414	$166,191	$(27,921)	$1,486
Management fees and other corporate revenues	22,728	48	—	—	21,282	—	—	—
Property management and other costs [6]	(31,613)	(10,363)	—	—	(39,520)	(8,729)	107	—
General and administrative	(14,432)	(529)	—	—	(13,010)	(373)	19	—
EBITDA	$414,356	$183,696	$452	$4,040	$433,166	$157,089	$(27,795)	$1,486
Depreciation on non-income producing assets	(4,152)	—	—	—	(2,941)	—	—	—
Investment income, net	16,819	(3,256)	—	(205)	14,745	608	—	(205)
Preferred unit distributions	(2,040)	—	—	—	(2,191)	—	—	—
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	—	—
Interest expense:
Mark-to-market adjustments on debt	1,065	89	—	(1,154)	134	267	—	(401)
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	—
Gain on debt extinguishment	—	54,138	—	(54,138)	—	—	—	—
Interest on existing debt	(133,063)	(59,980)	—	—	(145,863)	(53,023)	6,137	—
Loss on foreign currency	(2,086)	—	—	2,086	1,555	—	—	(1,555)
Provision for loan loss	(205)	—	—	205	—	—	—	—
(Provision for) benefits from income taxes	(154)	(324)	—	404	9,274	(172)	1	615
FFO from sold interests	—	—	(452)	—	—	—	21,657	(434)
FFO	$286,556	$174,363	$—	$(48,762)	$303,895	$104,769	$—	$(494)

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	Consolidated properties at share reflect the Company's Consolidated Properties at our proportionate share exclusive of noncontrolling interests.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($2,806) and ($10,179) and above/below market lease amortization of $4,354 and $9,144 for the three months ended December 31, 2016 and 2015, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Twelve Months Ended December 31, 2016 and 2015 (In thousands)

	Twelve Months Ended December 31, 2016				Twelve Months Ended December 31, 2015
	Consolidated Properties at Share [2]	Unconsolidated Properties	Sold Interests[3]	Adjustments [4]	Consolidated Properties at Share [2]	Unconsolidated Properties	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$1,436,101	$583,283	$(37,636)	$15,609	$1,464,834	$515,813	$(90,381)	$26,556
Tenant recoveries	661,649	240,897	(13,117)	—	682,746	225,563	(34,266)	—
Overage rents	42,106	20,026	(677)	—	43,421	19,448	(2,342)	—
Other revenue	90,538	25,763	(1,592)	—	100,533	25,328	(7,657)	—
Condominium sales	—	260,180	—	—	—	—	—	—
Total property revenues	2,230,394	1,130,149	(53,022)	15,609	2,291,534	786,152	(134,646)	26,556
Property operating expenses:
Real estate taxes	226,530	64,261	(2,604)	(5,958)	219,891	67,531	(7,872)	(5,958)
Property maintenance costs	54,745	20,595	(1,125)	—	59,588	20,650	(3,645)	—
Marketing	13,052	11,570	(93)	—	21,709	9,893	(841)	—
Other property operating costs	280,279	108,111	(6,082)	(3,992)	299,788	106,528	(18,930)	(4,086)
Provision for doubtful accounts	8,010	6,597	(371)	—	8,030	2,709	(337)	—
Condominium cost of sales	—	193,536	—	—	—	—	—	—
Total property operating expenses	582,616	404,670	(10,275)	(9,950)	609,006	207,311	(31,625)	(10,044)
NOI	$1,647,778	$725,479	$(42,747)	$25,559	$1,682,528	$578,841	$(103,021)	$36,600
Management fees and other corporate revenues	95,814	145	—	—	86,595	—	—	—
Property management and other costs [6]	(137,985)	(36,144)	57	—	(160,836)	(32,083)	577	—
General and administrative	(55,745)	(1,325)	229	—	(50,405)	(7,468)	117	—
EBITDA	$1,549,862	$688,155	$(42,461)	$25,559	$1,557,882	$539,290	$(102,327)	$36,600
Depreciation on non-income producing assets	(15,617)	—	—	—	(11,360)	—	—	—
Investment income, net	61,483	(750)	(3)	(818)	50,800	2,569	(7)	(818)
Preferred unit distributions	(8,680)	—	—	—	(8,883)	—	—	—
Preferred stock dividends	(15,935)	—	—	—	(15,937)	—	—	—
Interest expense:
Mark-to-market adjustments on debt	2,895	352	—	(3,247)	182	1,425	117	(1,724)
Write-off of mark-to-market adjustments on extinguished debt	2,290	—	—	(2,290)	(13,590)	—	6,361	7,229
Gain on debt extinguishment	—	54,138	—	(54,138)	—	—	—	—
Interest on existing debt	(570,405)	(229,975)	13,400	—	(588,076)	(207,811)	30,890	—
Gain (loss) on foreign currency	14,087	—	—	(14,087)	(44,984)	—	—	44,984
Provision for loan [7]	(29,615)	—	—	22,095	—	—	—	—
(Provision for) benefit from income taxes	(834)	(603)	—	(1,857)	38,391	(444)	—	(16,551)
FFO from sold interests	—	—	29,064	(815)	—	—	64,966	7,632
FFO	$989,531	$511,317	$—	$(29,598)	$964,425	$335,029	$—	$77,352

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	Consolidated properties at share reflect the Company's Consolidated Properties at our proportionate share exclusive of noncontrolling interests.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($24,735) and ($37,645) and above/below market lease amortization of $40,344 and $64,201 for the twelve months ended December 31, 2016 and 2015, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

7.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. In the twelve months ended December 31, 2016, we wrote down the principal balance by $28.8 million and recovered $6.7 million upon settlement of the note for the net $22 million adjustment above. We also reversed $7.5 million accrued interest that impacts Company FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$256,818	$268,727	$800,253	$923,893
Loss (gain) on sales of investment properties [1]	—	188	1,017	(499)
Depreciation and amortization	161,477	160,663	660,746	643,689
Provision for loan loss [2]	205	—	29,615	—
Provision for impairment	—	8,604	73,039	8,604
General and administrative	14,432	13,010	55,745	50,405
Property management and other costs	31,815	39,709	138,602	161,556
Management fees and other corporate revenues	(22,728)	(21,282)	(95,814)	(86,595)
Consolidated Properties	442,019	469,619	1,663,203	1,701,053
Noncontrolling interest in NOI of Consolidated Properties [6]	(4,346)	(5,205)	(15,425)	(18,525)
NOI of sold interests [5,6]	452	(27,921)	(42,747)	(103,021)
Unconsolidated Properties [6]	194,540	166,191	725,479	578,841
Proportionate NOI	632,665	602,684	2,330,510	2,158,348
Company adjustments: [3]
Minimum rents [4]	1,549	(1,034)	15,609	26,556
Real estate taxes	1,490	1,490	5,958	5,958
Property operating expenses	1,001	1,030	3,992	4,086
Company NOI	636,705	604,170	2,356,069	2,194,948
Company Non-Same Store NOI	22,339	19,493	119,430	52,893
Company Same Store NOI	$614,366	$584,677	$2,236,639	$2,142,055

Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$236,460	$194,041	$1,288,367	$1,374,561
Allocation to noncontrolling interests	4,824	2,588	19,906	19,035
Loss (gain) on sales of investment properties [1]	—	188	1,017	(499)
Loss (gains) from changes in control of investment properties and other	10,512	(11,780)	(722,904)	(634,367)
Unconsolidated Real Estate Affiliates - gain on investment	(10,790)	(6,067)	(51,555)	(327,017)
Equity in income of Unconsolidated Real Estate Affiliates	(103,856)	(32,275)	(231,615)	(73,390)
Provision for loan loss [2]	205	—	29,615	—
Provision for impairment	—	8,604	73,039	8,604
Provision for (benefit from) income taxes	173	(9,253)	901	(38,334)
Loss (gain) on foreign currency	2,086	(1,555)	(14,087)	44,984
Interest expense	133,862	147,386	571,200	607,675
Interest and dividend income	(16,453)	(14,358)	(59,960)	(49,254)
Depreciation and amortization	161,477	160,663	660,746	643,689
Consolidated Properties	418,500	438,182	1,564,670	1,575,687
Noncontrolling interest in EBITDA of Consolidated Properties	(4,144)	(5,016)	(14,808)	(17,805)
EBITDA of sold interests	452	(27,795)	(42,461)	(102,327)
Unconsolidated Properties	183,696	157,089	688,155	539,290
Proportionate EBITDA	598,504	562,460	2,195,556	1,994,845
Company adjustments: [3]
Minimum rents	1,549	(1,034)	15,609	26,556
Real estate taxes	1,490	1,490	5,958	5,958
Property operating expenses	1,001	1,030	3,992	4,086
Company EBITDA	$602,544	$563,946	$2,221,115	$2,031,445

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$236,460	$194,041	$1,288,367	$1,374,561
Redeemable noncontrolling interests	2,037	(693)	9,971	7,839
Provision for impairment excluded from FFO	—	8,604	73,039	8,604
Noncontrolling interests in depreciation of Consolidated Properties	(1,161)	(1,850)	(6,036)	(7,754)
Unconsolidated Real Estate Affiliates - gain on investment	(10,790)	(6,067)	(51,555)	(327,017)
Loss on sales of investment properties [1]	—	163	1,016	2,687
Preferred stock dividends	(3,984)	(3,984)	(15,935)	(15,937)
Gains from changes in control of investment properties and other	10,512	(11,780)	(722,904)	(634,367)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	157,325	157,722	645,129	632,328
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	70,520	72,508	279,756	258,510
FFO	460,919	408,664	1,500,848	1,299,454
Company adjustments: [3]
Minimum rents [4]	1,549	(1,034)	15,609	26,556
Property operating expenses	1,490	1,490	5,958	5,958
Property management and other costs	1,001	1,030	3,992	4,086
Investment income, net	(205)	(205)	(818)	(818)
Market rate adjustments	(1,154)	(401)	(3,247)	(1,724)
Gain on extinguishment of debt	(54,138)	—	(54,138)	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	(2,290)	7,229
Provision for loan loss [2]	205	—	22,095	—
Loss (gain) on foreign currency	2,086	(1,555)	(14,087)	44,984
Benefit from (provision for) income taxes	404	615	(1,857)	(16,551)
FFO from sold interests [5]	—	(434)	(815)	7,632
Company FFO	$412,157	$408,170	$1,471,250	$1,376,806

Reconciliation of GAAP Equity in Income of Unconsolidated Real Estate Affiliates to Equity in NOI of Unconsolidated Properties
Equity in income of Unconsolidated Real Estate Affiliates	$103,856	$32,275	$231,615	$73,390
Other, including (gain) loss on sales of investment properties	(14)	(15)	(55)	3,132
Depreciation and amortization of capitalized real estate costs	70,521	72,509	279,757	258,507
FFO of Unconsolidated Properties	174,363	104,769	511,317	335,029
Depreciation on non income producing assets	—	—	—	—
Provision for income taxes	324	172	603	444
Net interest expense	9,009	52,148	176,235	203,817
EBITDA	183,696	157,089	688,155	539,290
General and administrative and provisions for impairment	529	373	1,325	7,468
Net property management fees and costs	10,315	8,729	35,999	32,083
Equity in NOI of Unconsolidated Properties:	$194,540	$166,191	$725,479	$578,841

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.24	$0.20	$1.36	$1.45
Preferred stock dividends	—	—	(0.02)	(0.02)
Net income attributable to common stockholders per diluted share	0.24	0.20	1.34	1.43
Redeemable noncontrolling interests	—	—	0.01	0.01
Provision for impairment excluded from FFO	—	0.01	0.08	0.01
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	(0.01)
Unconsolidated Real Estate Affiliates - gain on investment	(0.01)	(0.01)	(0.03)	(0.34)
Gains from changes in control of investment properties and other	0.01	(0.01)	(0.75)	(0.66)
Depreciation and amortization of capitalized real estate costs	0.24	0.24	0.93	0.92
FFO per diluted share	0.48	0.43	1.57	1.36
Company adjustments: [3]
Straight-line rent	—	—	0.02	0.03
Property operating expenses	—	—	0.01	0.01
Gain on extinguishment of debt	(0.06)	—	(0.07)	—
Loan loss provision	—	—	0.02	—
Loss (gain) on foreign currency	0.01	—	(0.02)	0.05
Provision for income taxes	—	—	—	(0.02)
FFO from sold interests [5]	—	—	—	0.01
Company FFO per diluted share	$0.43	$0.43	$1.53	$1.44

1.	Amounts included in Consolidated GAAP other revenues but excluded from FFO.

2.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. In the twelve months ended December 31, 2016, we wrote down the principal balance by $28.8 million and recovered $6.7 million upon settlement of the note for the net $22 million adjustment above. We also reversed $7.5 million accrued interest that impacts YTD Company FFO.

3.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, gain on extinguishment of debt, and other non-comparable items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

4.
Adjustments include amounts for straight-line rent of ($2,806) and ($10,179) and above/below market lease amortization of $4,354 and $9,144 for the three months ended December 31, 2016 and 2015 and straight-line rent of ($24,735) and ($37,645) and above/below market lease amortization of $40,344 and $64,201 for the twelve months ended December 31, 2016 and 2015, respectively.

5.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

6.	Refer to pages 6 and 7 for NOI, EBITDA and FFO.

DEBT

DEBT Summary, at Share As of December 31, 2016 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2017	2018	2019	2020	2021	2022	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.44%	$10,149,029	5.8	$72,532	$118,892	$493,457	$1,476,314	$1,368,776	$1,281,091	$4,431,065	$9,242,127
Property Level Unconsolidated	4.23%	4,610,468	5.5	20,273	186,862	607,145	619,639	272,361	1,133,000	1,545,611	4,384,891
Total Fixed Rate	4.37%	$14,759,497	5.7	$92,805	$305,754	$1,100,602	$2,095,953	$1,641,137	$2,414,091	$5,976,676	$13,627,018

Variable Rate
Property Level Consolidated	2.45%	$2,008,926	3.7	$—	$213,425	$395,500	$—	$1,318,356	$—	$—	$1,927,281
Property Level Unconsolidated	3.45%	1,331,668	3.0	—	—	598,834	702,360	30,000	—	—	1,331,194
Junior Subordinated Notes Due 2036	2.34%	206,200	19.3	—	—	—	—	—	—	206,200	206,200
Total Variable Rate	2.82%	$3,546,794	4.3	$—	$213,425	$994,334	$702,360	$1,348,356	$—	$206,200	$3,464,675

Total	4.07%	$18,306,291	5.5	$92,805	$519,179	$2,094,936	$2,798,313	$2,989,493	$2,414,091	$6,182,876	$17,091,693
		Weighted average interest rate		5.23%	3.35%	3.93%	3.86%	3.94%	4.36%	4.20%

		Total Amortization		$169,915	$196,276	$201,365	$197,423	$152,403	$120,424	$176,792	$1,214,598

								Total Maturities and Amortization[2,3]			$18,306,291

1.	Assumes that all maturity extensions are exercised.

2.	Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$18,306,291
Debt related to solar projects	28,327
Proportionate Portfolio Debt	18,334,618
Miami Design District cost method investment	(76,392)
Debt transferred to special servicer	144,451
Partner share of Riverchase	(54,063)
Market rate adjustments, net	26,856
Deferred financing costs, net	(66,299)
Junior Subordinated Notes Due 2036	(206,200)
Proportionate Mortgages, Notes and Loans Payable	18,102,971
GGP Share of Unconsolidated Properties	(5,854,328)
Noncontrolling Interests	181,775
Consolidated GAAP Mortgages, Notes and Loans Payable	$12,430,418

3.    Reflects maturities and amortization for periods subsequent to December 31, 2016.

DEBT Detail, at Share[1] As of December 31, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Fixed Rate

Consolidated Property Level
Four Seasons Town Centre	100%	$74,253	2017	$72,532	5.60%	No	$1,721	$—	$—	$—	$—	$—	$—
The Gallery at Harborplace - Other	100%	3,277	2,018	190	6.05%	No	2,151	936	—	—	—	—	—
Hulen Mall	100%	123,004	2018	118,702	4.25%	No	2,420	1,882	—	—	—	—	—
Governor's Square	100%	68,631	2019	66,488	6.69%	No	1,036	1,107	—	—	—	—	—
Oak View Mall	100%	76,866	2019	74,467	6.69%	No	1,159	1,240	—	—	—	—	—
Coronado Center	100%	189,756	2019	180,278	3.50%	No	4,110	4,258	1,110	—	—	—	—
Park City Center	100%	180,978	2019	172,224	5.34%	No	3,473	3,666	1,615	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	184,677	2020	170,305	2.72%	No	4,067	4,181	4,297	1,827	—	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	306,347	2020	282,081	4.06%	No	6,266	6,528	6,802	4,670	—	—	—
The Mall In Columbia	100%	342,190	2020	316,928	3.95%	No	6,532	6,794	7,067	4,869	—	—	—
Northridge Fashion Center	100%	228,930	2021	207,503	5.10%	No	4,628	4,871	5,129	5,369	1,430	—	—
Deerbrook Mall	100%	140,825	2021	127,934	5.25%	No	2,776	2,928	3,087	3,236	864	—	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	182,984	2021	165,815	5.18%	No	3,625	3,821	4,026	4,217	1,480	—	—
Providence Place	94%	331,591	2021	302,577	5.65%	No	6,077	6,434	6,813	7,162	2,528	—	—
Fox River Mall	100%	172,125	2021	156,373	5.46%	No	3,237	3,422	3,616	3,796	1,681	—	—
Oxmoor Center	94%	82,426	2021	74,781	5.37%	No	1,573	1,662	1,755	1,841	814	—	—
Rivertown Crossings	100%	155,529	2021	141,356	5.52%	No	2,911	3,077	3,254	3,417	1,514	—	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Bellis Fair	100%	86,660	2022	77,060	5.23%	No	1,693	1,786	1,883	1,973	2,092	173	—
The Shoppes at Buckland Hills	100%	120,811	2022	107,820	5.19%	No	2,254	2,375	2,503	2,621	2,779	459	—
The Gallery at Harborplace	100%	76,483	2022	68,096	5.24%	No	1,399	1,474	1,555	1,628	1,728	603	—
The Streets at South Point	94%	234,583	2022	207,909	4.36%	No	4,540	4,744	4,955	5,175	5,405	1,855	—
Spokane Valley Mall	100%	58,370	2022	51,312	4.65%	No	1,171	1,228	1,287	1,342	1,414	616	—
Greenwood Mall	100%	63,000	2022	57,469	4.19%	No	419	1,054	1,100	1,140	1,197	621	—
North Star Mall	100%	312,840	2022	270,113	3.93%	No	6,971	7,256	7,551	7,825	8,175	4,949	—
Coral Ridge Mall	100%	108,358	2022	98,394	5.71%	No	1,533	1,623	1,718	1,819	1,925	1,346	—
The Oaks Mall	100%	129,444	2022	112,842	4.55%	No	2,584	2,706	2,833	2,951	3,106	2,422	—
Westroads Mall	100%	146,206	2022	127,455	4.55%	No	2,919	3,056	3,200	3,333	3,508	2,735	—
Coastland Center	100%	119,960	2022	102,621	3.76%	No	2,708	2,812	2,922	3,023	3,152	2,722	—
Pecanland Mall	100%	87,233	2023	75,750	3.88%	No	1,682	1,749	1,819	1,882	1,967	2,045	339
Crossroads Center (MN)	100%	99,265	2023	83,026	3.25%	No	2,380	2,459	2,541	2,617	2,713	2,804	725
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	245,567	2023	207,057	5.04%	No	5,217	5,484	5,767	6,064	6,377	6,706	2,895
Meadows Mall	100%	150,756	2023	118,726	3.96%	No	4,403	4,582	4,770	4,950	5,168	5,379	2,778
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	—	1,059	2,648	2,739	2,865	2,981	1,542
Prince Kuhio Plaza	100%	42,305	2,023	35,974	4.10%	No	867	903	942	977	1,023	1,067	552
Augusta Mall	100%	170,000	2023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	248,164	2023	206,942	4.77%	No	5,382	5,643	5,918	6,207	6,510	6,827	4,735

DEBT Detail, at Share[1] As of December 31, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	—	462	2,871	2,979	3,137	3,279	2,552
Boise Towne Square	100%	127,727	2023	106,372	4.79%	No	2,747	2,880	3,021	3,169	3,324	3,487	2,727
The Crossroads (MI)	100%	95,074	2023	80,833	4.42%	No	1,799	1,881	1,967	2,046	2,151	2,249	2,148
Jordan Creek Town Center	100%	209,355	2024	177,448	4.37%	No	3,980	4,160	4,348	4,520	4,749	4,963	5,187
Woodbridge Center	100%	250,000	2024	220,726	4.80%	No	2,395	3,777	3,964	4,128	4,367	4,584	6,059
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	245,777	2024	212,423	5.52%	No	3,596	3,798	4,013	4,240	4,480	4,734	8,493
The Parks Mall at Arlington	100%	245,815	2024	212,687	5.57%	No	3,565	3,767	3,983	4,210	4,451	4,705	8,447
Beachwood Place	100%	220,000	2025	184,350	3.94%	No	2,922	4,032	4,194	4,362	4,537	4,719	10,884
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	—	3,167	4,410	4,556	4,757	4,941	11,322
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,557	2025	16,006	4.13%	No	353	366	382	396	415	433	1,206
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	162,000	2025	137,791	4.27%	No	222	2,634	2,750	2,852	2,997	3,130	9,624
Peachtree Mall	100%	79,379	2025	59,269	3.94%	No	1,918	1,996	2,077	2,153	2,249	2,341	7,376
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	—	984	4,050	4,237	4,434	18,090
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Providence Place - Other	94%	33,014	2028	2,247	7.75%	No	1,897	1,825	1,740	1,878	2,027	2,188	19,212
Consolidated Property Level		$10,149,029		$9,242,127	4.44%		$131,278	$143,545	$145,187	$144,209	$119,293	$96,497	$126,893

Unconsolidated Property Level
The Shops at Bravern	40%	$20,394	2017	$20,273	3.86%	No	$121	$—	$—	$—	$—	$—	$—
Plaza Frontenac	55%	28,600	2018	28,600	3.04%	No	—	—	—	—	—	—	—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	89,180	2019	84,321	4.50%	No	1,645	1,720	1,494	—	—	—	—
Natick Mall	50%	220,824	2019	209,699	4.60%	No	3,763	3,939	3,423	—	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	115,472	2020	108,697	5.10%	No	1,726	1,816	1,913	1,320	—	—	—
Water Tower Place	47%	178,765	2020	171,026	4.35%	No	1,929	2,024	2,124	1,662	—	—	—
Kenwood Towne Centre	70%	149,756	2020	137,191	5.37%	No	2,965	3,131	3,306	3,163	—	—	—
Fashion Show - Other	50%	1,910	2021	788	6.06%	Yes - Full	206	219	232	247	218	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	93,785	2021	85,797	5.73%	No	1,706	1,808	1,916	2,015	543	—	—
Willowbrook Mall (TX)	50%	98,103	2021	88,965	5.13%	No	1,971	2,077	2,188	2,291	611	—	—
Northbrook Court	50%	63,145	2021	56,811	4.25%	No	1,205	1,259	1,313	1,370	1,187	—	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	—	510	711	734	767	796	131
Carolina Place	50%	86,744	2023	75,542	3.84%	No	1,568	1,630	1,694	1,752	1,831	1,903	824
Union Square Portfolio	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	91,740	2023	76,716	5.05%	No	1,889	1,987	2,089	2,197	2,311	2,430	2,121

DEBT Detail, at Share[1] As of December 31, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Park Meadows	35%	126,000	2023	112,734	4.60%	No	—	1,996	2,091	2,189	2,292	2,400	2,298
Fashion Show	50%	417,500	2024	417,500	4.03%	No	—	—	—	—	—	—	—
Stonebriar Centre	50%	140,000	2024	120,886	4.05%	No	804	2,477	2,579	2,686	2,797	2,912	4,859
Pinnacle Hills Promenade	50%	59,019	2025	48,805	4.13%	No	1,100	1,146	1,195	1,240	1,299	1,355	2,879
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	—	1,063	1,478	1,526	1,593	1,654	3,641
Alderwood	50%	172,483	2025	138,693	3.48%	No	3,512	3,638	3,769	3,888	4,043	4,188	10,752
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	—	680	2,093	2,175	2,259	2,347	6,494
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	—	922	3,785	3,942	15,900
Unconsolidated Property Level		$4,610,468		$4,384,891	4.23%		$26,110	$33,120	$35,608	$31,377	$25,536	$23,927	$49,899

Total Fixed Rate Debt		$14,759,497		$13,627,018	4.37%		$157,388	$176,665	$180,795	$175,586	$144,829	$120,424	$176,792

Variable Rate

Consolidated Property Level
Columbia Mall	100%	$100,000	2018	$100,000	Libor + 175 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	No	—	—	—	—	—	—	—
Brass Mill Center [4]	100%	66,779	2021	62,884	Libor + 175 bps	Yes - Partial	587	924	981	1,042	361	—	—
Columbiana Centre [4]	100%	124,871	2021	117,588	Libor + 175 bps	Yes - Partial	1,096	1,728	1,835	1,948	676	—	—
Eastridge (WY) [4]	100%	43,433	2021	40,900	Libor + 175 bps	Yes - Partial	381	601	638	678	235	—	—
Grand Teton Mall [4]	100%	45,605	2021	42,945	Libor + 175 bps	Yes - Partial	401	631	670	711	247	—	—
Mayfair [4]	100%	349,095	2021	328,736	Libor + 175 bps	Yes - Partial	3,065	4,831	5,129	5,445	1,889	—	—
Mondawmin Mall [4]	100%	85,526	2021	80,539	Libor + 175 bps	Yes - Partial	749	1,184	1,257	1,334	463	—	—
North Town Mall [4]	100%	86,866	2021	81,801	Libor + 175 bps	Yes - Partial	762	1,202	1,276	1,355	470	—	—
Oakwood [4]	100%	71,231	2021	67,077	Libor + 175 bps	Yes - Partial	625	986	1,047	1,111	385	—	—
Oakwood Center [4]	100%	87,138	2021	82,056	Libor + 175 bps	Yes - Partial	766	1,206	1,280	1,359	471	—	—
Pioneer Place [4]	100%	127,585	2021	120,145	Libor + 175 bps	Yes - Partial	1,119	1,766	1,875	1,990	690	—	—
Red Cliffs Mall [4]	100%	31,310	2021	29,484	Libor + 175 bps	Yes - Partial	276	433	460	488	169	—	—
River Hills Mall [4]	100%	71,272	2021	67,116	Libor + 175 bps	Yes - Partial	625	986	1,047	1,112	386	—	—
Sooner Mall [4]	100%	72,149	2021	67,942	Libor + 175 bps	Yes - Partial	634	998	1,060	1,125	390	—	—
Southwest Plaza [4]	100%	115,967	2021	109,204	Libor + 175 bps	Yes - Partial	1,018	1,605	1,704	1,809	627	—	—
The Shops at Fallen Timbers [4]	100%	21,174	2021	19,939	Libor + 175 bps	Yes - Partial	186	293	311	330	115	—	—
Consolidated Property Level		$2,008,926		$1,927,281	2.45%		$12,290	$19,374	$20,570	$21,837	$7,574	$—	$—

Unconsolidated Property Level
Ala Moana Construction Loan [5]	63%	$257,916	2019	$257,916	Libor + 190 bps	Yes - Partial	$—	$—	$—	$—	$—	$—	$—
685 Fifth Avenue	50%	170,000	2019	170,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Miami Design District	15%	76,392	2019	76,392	Libor + 250 bps	No	—	—	—	—	—	—	—
530 Fifth Avenue Senior	50%	95,000	2019	94,526	Libor + 325 bps	No	237	237	—	—	—	—	—
Bayside Marketplace	51%	127,500	2020	127,500	Libor + 205 bps	No	—	—	—	—	—	—	—
Baybrook LPC Construction Loan [6]	53%	52,271	2020	52,271	Libor + 200 bps	Yes - Partial	—	—	—	—	—	—	—
730 Fifth Avenue [7]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
Park Lane Construction Loan [8]	50%	64,839	2020	64,839	Libor + 325 bps	Yes - Partial	—	—	—	—	—	—	—
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$1,331,668		$1,331,194	3.45%		$237	$237	$—	$—	$—	$—	$—

DEBT Detail, at Share[1] As of December 31, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Consolidated Corporate		$206,200		$206,200	2.34%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,546,794		$3,464,675	2.82%		$12,527	$19,611	$20,570	$21,837	$7,574	$—	$—

Total [9]		$18,306,291		$17,091,693	4.07%		$169,915	$196,276	$201,365	$197,423	$152,403	$120,424	$176,792

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.3 billion, excluding the corporate revolver.

4.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

5.	Reflects the amount drawn as of December 31, 2016 on the $430.0 million construction loan ($268.8 million at share).

6.	Reflects the amount drawn as of December 31, 2016 on the $126.0 million construction loan ($66.8 million at share).

7.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GPP's pro rata share of the property debt is approximately $458 million or 37%.

8.	Reflects the amount drawn as of December 31, 2016 on the $460.0 million construction loan ($287.5 million at share).

9.	Reflects amortization for the period subsequent to December 31, 2016.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Twelve Months Ended December 31, 2016 (In thousands)

Acquisitions
Closing Date	Property Name	Property Location	GGP Ownership %	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

December 2016	605 N. Michigan Avenue	Chicago, IL	100.0%	$140,000	$—	$140,000
December 2016	Stonestown Galleria (Macy's Box)	San Francisco, CA	100.0%	40,700	—	40,700
November 2016	Riverchase Galleria	Hoover (Birmingham), AL	75.5%	73,200	—	17,200
October 2016	Tysons Galleria (Macy's Box)	McLean, VA	51.0%	19,380	—	19,380
September 2016	Aéropostale, Inc.	N/A	26.0%	20,400	—	20,400
June 2016	218 W. 57th Street	New York City, NY	50.0%	40,750	—	15,100
February 2016	Spokane Valley Mall	Spokane, WA	100.0%	37,500	14,800	22,700
	Total			$442,230	$14,800	$292,080

Dispositions
Closing Date	Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

August 2016	Rogue Valley Mall	Medford, OR	100.0%	$61,500	$54,500	$6,400
July 2016	Fashion Show	Las Vegas, NV	50.0%	1,250,000	420,000	830,000
July 2016	Newgate Mall	Ogden (Salt Lake City), UT	100.0%	69,500	58,000	8,400
June 2016	Union Square- One Stockton	San Francisco, CA	49.8%	49,800	16,300	33,500
June 2016	Pioneer Place Office and Garage	Portland, OR	100.0%	121,750	—	116,000
January 2016	Owings Mills Mall	Owings Mills, MD	50.0%	11,559	—	11,559
January 2016	Eastridge Mall (CA)	San Jose, CA	100.0%	225,000	—	216,333
January 2016	Provo Towne Center	Provo, UT	75.0%	37,500	31,127	2,784
January 2016	522 Fifth Avenue	New York, NY	10.0%	27,666	8,624	19,042
	Total			$1,854,275	$588,551	$1,244,018

1.	Includes closing costs.

Portfolio Operating Metrics

SAME STORE PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Twelve Months Ended December 31, 2016 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	83	35,835	12,591	31,989	80,415	1,200	790	82,405	49,926	97.3%
Unconsolidated Retail Properties	38	18,791	5,079	13,923	37,793	461	1,474	39,728	12,706	97.0%
Same Store Retail Properties[2]	121	54,626	17,670	45,911	118,207	1,661	2,264	122,132	62,632	97.2%
Non-Same Store Retail Properties	6	1,399	150	1,447	2,996	—	97	3,093	1,571	85.3%
Total Retail Properties	127	56,025	17,820	47,359	121,204	1,661	2,361	125,225	64,203	96.9%

Non-Same Store Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	128	56,281	17,820	47,359	121,460	1,661	2,361	125,481	64,292	96.9%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]		Tenant Sales excl. Christiana Mall [3]		Occupancy Cost
December 31, 2016	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF
Consolidated Retail Properties	97.3%	96.8%	$64.76	$51.59	$507	$11,998	$507	$11,998	14.2%
Unconsolidated Retail Properties	97.0%	96.0%	98.19	81.72	722	9,124	690	8,495	14.1%
Same Store Retail Properties	97.2%	96.5%	$76.38	$62.12	$581	$21,122	$569	$20,493	14.2%

			In-Place Rent		Tenant Sales [3]		Tenant Sales excl. Christiana Mall [3]		Occupancy Cost
December 31, 2015	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF

Consolidated Retail Properties	96.9%	96.6%	$63.75	$51.19	$512	$12,001	$512	$12,001	13.7%
Unconsolidated Retail Properties	97.6%	97.1%	94.36	79.48	762	9,289	693	8,316	12.9%
Same Store Retail Properties	97.1%	96.8%	$74.29	$60.92	$597	$21,290	$572	$20,317	13.4%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

SAME STORE PORTFOLIO OPERATING METRICS [1] Signed Leases All Less Anchors As of December 31, 2016

	Leasing Activity - All Leases

	Commencement 2016
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	2,196	7,800,940	7.4	$60.46	$65.58
Percent in Lieu/Gross	346	1,685,100	5.0	N/A	N/A
Total Leases	2,542	9,486,040	7.0	$60.46	$65.58

	Commencement 2017
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	657	3,126,639	8.4	$49.73	$53.51
Percent in Lieu/Gross	82	645,903	5.1	N/A	N/A
Total Leases	739	3,772,542	7.8	$49.73	$53.51

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2016	1,708	4,983,206	6.8	$67.32	$73.63	$61.14	$6.18	10.1%	$12.49	20.4%
Commencement 2017	505	1,812,706	6.7	$55.35	$59.90	$51.08	$4.27	8.4%	$8.82	16.0%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

SAME STORE PORTFOLIO OPERATING METRICS [1] Lease Expiration Schedule and Top Ten Tenants

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	893	1,849	3.5%	$40,049	$21.65
2017	2,182	6,858	12.9%	385,516	56.21
2018	1,625	5,621	10.6%	344,118	61.22
2019	1,434	5,773	10.9%	326,324	56.52
2020	1,124	4,130	7.8%	246,501	59.69
2021	1,254	4,686	8.8%	298,262	63.65
2022	863	3,379	6.4%	229,971	68.06
2023	944	3,712	7.0%	279,314	75.25
2024	853	4,069	7.7%	305,320	75.04
Subsequent	2,190	12,997	24.5%	885,207	68.11
Total	13,362	53,073	100.0%	$3,340,583	$62.94
Vacant Space	647	1,553
Mall and Freestanding GLA	14,009	54,626

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

L Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	4.0%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	2.8%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.4%
Forever 21 Retail, Inc	Forever 21	1.8%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	1.8%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.5%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.5%
Sephora USA, Inc	Sephora	1.5%
Genesco, Inc	Journeys, Lids, Underground Station, Johnston & Murphy	1.4%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.3%
Totals		20.0%

1.	Same Store metrics include all properties designated in property schedule (pages 20-26) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette	Pirch	100%	New York, NY	27,970	—	—	—	—	27,970	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	413,202	206,326	162,790	—	—	782,318	98.2%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	502,161	—	597,223	—	—	1,099,384	99.0%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood, TX	876,762	96,605	720,931	—	—	1,694,298	98.0%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	348,809	317,347	247,000	94,428	—	1,007,584	98.8%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham, WA	347,403	100,400	237,910	—	—	685,713	92.9%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	423,406	425,556	247,714	114,687	—	1,211,363	96.5%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	448,245	218,339	319,391	179,500	—	1,165,475	97.6%
Coastland Center	Dillard's, JCPenney, Macy's, Sears	100%	Naples, FL	332,606	123,921	466,469	—	—	922,996	99.6%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	306,133	85,972	335,088	—	—	727,193	98.7%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	265,115	160,276	360,643	—	—	786,034	98.9%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville, IA	510,940	—	540,961	—	—	1,051,901	97.7%
Coronado Center	JCPenney, Kohl's, Macy's, Sears	100%	Albuquerque, NM	522,122	305,503	281,134	—	—	1,108,759	100.0%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	377,898	294,167	229,275	—	—	901,340	98.3%
Cumberland Mall	Macy's, Sears	100%	Atlanta, GA	536,883	—	500,575	—	—	1,037,458	99.5%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble, TX	639,495	—	653,540	—	—	1,293,035	100.0%
Eastridge Mall	JCPenney, Macy's, Sears, Target	100%	Casper, WY	281,155	213,913	75,883	—	—	570,951	92.2%
Fashion Place	Dillard's, Nordstrom	100%	Murray, UT	418,360	162,000	337,600	—	—	917,960	96.7%
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	436,777	429,969	212,047	—	—	1,078,793	96.4%
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	559,384	30,000	564,914	—	—	1,154,298	97.3%
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	448,020	555,870	221,000	—	—	1,224,890	90.5%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	339,367	—	691,605	—	—	1,030,972	99.5%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	213,122	199,062	124,863	93,274	—	630,321	92.0%
Greenwood Mall	Dillard's, JCPenney, Sears, Macy's	100%	Bowling Green, KY	422,523	278,253	150,800	—	—	851,576	99.8%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	394,578	—	596,570	—	—	991,148	98.3%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	736,522	—	349,760	259,733	—	1,346,015	99.0%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	649,630	150,434	380,958	—	—	1,181,022	98.8%
Mall of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	610,381	—	805,630	143,634	—	1,559,645	97.7%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	504,932	—	514,135	—	—	1,019,067	98.7%
Market Place Shopping Center	Bergner's, JCPenney, Macy's,	100%	Champaign, IL	502,257	234,834	149,980	—	—	887,071	98.7%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa, WI	637,028	288,596	360,407	—	314,903	1,600,934	97.4%
Meadows Mall	Dillard's/Curacao, JCPenney, Macy's, Sears	100%	Las Vegas, NV	308,098	—	636,853	—	—	944,951	94.3%
Mondawmin Mall		100%	Baltimore, MD	385,535	—	—	—	73,918	459,453	100.0%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta, GA	421,411	539,850	363,151	—	—	1,324,412	92.5%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	518,431	207,196	522,126	—	—	1,247,753	98.6%
Northridge Fashion Center	JCPenney, Macy's, Sears	100%	Northridge, CA	581,636	—	824,443	—	—	1,406,079	97.8%
Northtown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	436,517	242,117	242,392	—	—	921,026	89.2%
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,273	149,326	454,860	—	—	859,459	84.9%
Oakwood Center	Dillard's, JCPenney, Sears	100%	Gretna, LA	399,989	—	514,028	—	—	914,017	97.5%
Oakwood Mall	Macy's, JCPenney, Sears, Younkers	100%	Eau Claire, WI	404,526	216,820	198,024	—	—	819,370	96.5%
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	407,361	220,824	315,760	—	—	943,945	98.2%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	351,326	156,000	411,210	—	—	918,536	95.5%
Paramus Park	Macy's, Sears	100%	Paramus, NJ	305,939	169,634	289,423	—	—	764,996	100.0%
Park City Center	Bon Ton, Boscov's, JCPenney, Kohl's, Sears	100%	Lancaster, PA	534,674	514,917	384,980	—	3,268	1,437,839	96.5%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	472,238	—	581,457	—	—	1,053,695	99.3%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	380,338	221,539	201,076	—	12,600	815,553	98.2%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	347,832	19,962	595,474	—	—	963,268	97.0%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Macy's Home Store, Sears	100%	Pembroke Pines, FL	354,395	395,219	386,056	—	—	1,135,670	96.7%
Pioneer Place		100%	Portland, OR	310,331	—	—	—	—	310,331	99.0%
Prince Kuhio Plaza	Macy's, Sears	100%	Hilo, HI	258,821	174,547	61,873	—	—	495,241	93.1%
Providence Place	Macy's, Nordstrom	94%	Providence, RI	723,609	—	513,816	—	4,304	1,241,729	99.0%
Quail Springs Mall	Dillard's, JCPenney, Von Maur	100%	Oklahoma City, OK	450,615	305,700	359,896	—	—	1,116,211	95.3%
Red Cliffs Mall	Dillard's, JCPenney, Sears	100%	St. George, UT	140,944	235,031	—	57,304	—	433,279	97.2%
Ridgedale Center	JCPenney, Macy's, Sears, Nordstrom	100%	Minnetonka, MN	372,833	205,072	595,868	—	—	1,173,773	92.6%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	76%	Hoover (Birmingham), AL	538,043	330,032	610,026	—	—	1,478,101	99.5%
River Hills Mall	Herberger's, JCPenney, Sears, Target	100%	Mankato, MN	352,282	189,559	174,383	—	—	716,224	96.1%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville (Grand Rapids), MI	623,188	—	635,625	—	—	1,258,813	96.9%
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	237,403	129,823	137,082	—	—	504,308	95.5%
Spokane Valley Mall	JCPenney, Macy's, Sears	100%	Spokane, WA	352,309	126,243	251,366	138,002	—	867,920	94.3%
Staten Island Mall	Macy's, Sears, JCPenney	100%	Staten Island, NY	512,778	190,441	466,922	83,151	—	1,253,292	99.5%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Stonestown Galleria	Macy's, Nordstrom	100%	San Francisco, CA	411,968	428,293	—	—	—	840,261	98.8%
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage, MI	265,302	—	502,961	—	—	768,263	95.0%
The Gallery at Harborplace		100%	Baltimore, MD	99,914	—	—	—	266,105	366,019	86.6%
The Maine Mall	Bon Ton, JCPenney, Macy's, Sears	100%	South Portland, ME	479,116	164,170	377,662	—	600	1,021,548	99.7%
The Mall in Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Sears	100%	Columbia, MD	624,825	351,168	449,000	—	—	1,424,993	95.8%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,237	233,367	324,500	—	—	906,104	94.7%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington, TX	762,320	—	748,945	—	—	1,511,265	97.3%
The Shoppes at Buckland Hills	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Manchester, CT	555,480	—	512,611	—	—	1,068,091	95.2%
The Shops at Fallen Timbers	Dillard's, JCPenney	100%	Maumee, OH	344,073	—	261,502	—	—	605,575	94.2%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	615,553	—	627,597	—	73,063	1,316,213	98.5%
The Streets at Southpoint	Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	607,975	—	726,347	—	—	1,334,322	99.6%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands, TX	708,950	—	713,438	—	41,642	1,464,030	99.7%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite, TX	408,384	—	809,386	—	—	1,217,770	100.0%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	602,872	—	641,458	35,905	—	1,280,235	96.1%
Tysons Galleria	Neiman Marcus, Saks Fifth Avenue	100%	McLean (Washington, D.C.), VA	284,774	259,933	252,000	—	—	796,707	96.2%
Valley Plaza Mall	JCPenney, Macy's, Sears, Target	100%	Bakersfield, CA	517,856	364,792	292,176	—	—	1,174,824	98.4%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,371	257,000	—	—	—	435,371	95.1%
Westlake Center		100%	Seattle, WA	97,128	—	—	—	—	97,128	98.4%
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	540,456	—	529,036	—	—	1,069,492	98.0%
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	387,625	257,345	466,010	—	—	1,110,980	96.9%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Sears	100%	Wayne, NJ	488,486	2,060	1,028,000	—	—	1,518,546	100.0%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	616,121	455,739	560,935	—	—	1,632,795	94.3%
Total Consolidated Retail Properties			Count: 83	35,835,058	12,591,062	31,988,530	1,199,618	790,403	82,404,671	97.3%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Unconsolidated Retail Properties
530 Fifth Avenue	Fossil, Desigual, Chase Bank	50%	New York, NY	61,753	—	—	—	—	61,753	100.0%
685 Fifth Avenue	Coach, Stuart Weitzman	50%	New York, NY	24,180	—	—	—	85,615	109,795	100.0%
Ala Moana Center	Macy's, Neiman Marcus, Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,269,106	1,013,872	—	14,042	364,017	2,661,037	89.9%
Alderwood	JCPenney, Macy's, Nordstrom, Sears	50%	Lynnwood, WA	578,370	177,679	528,219	39,007	—	1,323,275	98.7%
Altamonte Mall	Dillard's, JCPenney, Macy's, Sears	50%	Altamonte Springs, FL	468,325	158,658	519,890	—	—	1,146,873	98.8%
Bayside Marketplace		51%	Miami, FL	205,440	—	—	—	1,103	206,543	97.9%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	414,651	150,525	352,351	90,574	—	1,008,101	99.4%
Carolina Place	Belk, Dillard's, JCPenney, Sears	50%	Pineville, NC	387,919	424,596	348,906	—	—	1,161,421	97.5%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	625,550	—	641,312	—	—	1,266,862	100.0%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	635,385	—	774,842	—	—	1,410,227	100.0%
Fashion Show	Dillard's, Macy's, Macy's Men's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	50%	Las Vegas, NV	845,098	271,635	761,653	—	—	1,878,386	99.5%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	559,208	—	619,048	—	—	1,178,256	98.6%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence, KY	388,109	—	552,407	—	—	940,516	89.9%
Galleria at Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	557,106	—	468,208	—	—	1,025,314	97.1%
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	506,397	305,000	525,000	—	140,170	1,476,567	99.3%
Kenwood Towne Centre	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	519,301	240,656	400,665	—	—	1,160,622	100.0%
Miami Design District [2]	Bulgari, Fendi, Hermes, Louis Vuitton, Prada, Valentino	15%	Miami, FL	692,712	—	—	—	75,837	768,549	87.8%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	170,867	79,822	—	—	263,335	514,024	96.1%
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick, MA	942,496	194,722	558,370	—	—	1,695,588	98.1%
Neshaminy Mall	Boscov's, Macy's, Sears	50%	Bensalem, PA	379,639	215,586	418,595	—	—	1,013,820	92.7%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook, IL	478,180	126,000	410,277	—	—	1,014,457	87.6%
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Sears	48%	Oak Brook, IL	1,139,741	606,081	467,863	—	231,864	2,445,549	98.8%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Otay Ranch Town Center	Macy's	50%	Chula Vista, CA	512,595	—	140,000	—	—	652,595	99.2%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	753,935	—	823,000	—	—	1,576,935	97.4%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	510,618	222,056	831,218	—	—	1,563,892	95.8%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	355,945	98,540	162,140	317,458	65,871	999,954	95.8%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,518	125,669	135,044	—	—	485,231	98.5%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	461,371	—	714,052	—	—	1,175,423	98.2%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco, TX	838,140	162,018	703,174	—	—	1,703,332	98.6%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	645,895	84,743	—	—	34,088	764,726	99.7%
The Shops at Bravern	Neiman Marcus	40%	Bellevue, WA	142,216	124,637	—	—	—	266,853	92.4%
The Shoppes at River Crossing	Belk, Dillard's	50%	Macon, GA	405,098	—	333,219	—	—	738,317	99.2%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	605,971	—	419,129	—	—	1,025,100	96.4%
One Union Square	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	414,883	—	330,000	—	101,263	846,146	99.3%
Water Tower Place	Macy's	47%	Chicago, IL	405,285	296,128	—	—	88,809	790,222	99.3%
Whaler's Village		50%	Lahaina, HI	104,436	—	—	—	2,557	106,993	99.0%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Men's, Sears	50%	Houston, TX	538,428	—	984,372	—	—	1,522,800	99.1%
Total Unconsolidated Retail Properties			Count: 38	18,791,075	5,078,623	13,922,954	461,081	1,474,036	39,727,769	97.0%
Total Same Store Retail Properties [3]			Count: 121	54,626,133	17,669,685	45,911,484	1,660,699	2,264,439	122,132,439	97.2%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	715,986	34,545	541,851	—	63,968	1,356,350	91.8%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget, Zenga	50%	New York, NY	69,114	—	—	—	32,672	101,786	100.0%
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
218 W. 57th Street		50%	New York, NY	35,304	—	—	—	—	35,304	—%
605 N. Michigan Avenue	Sephora	100%	Chicago, IL	82,526	—	—	—	—	82,526	51.8%
Lakeside Mall	JCPenney, Lord & Taylor, Macy's, Macy's Men's & Home, Sears	100%	Sterling Heights, MI	483,227	115,300	905,418	—	—	1,503,945	85.1%
Total Retail Properties			Count: 127	56,025,236	17,819,530	47,358,753	1,660,699	2,361,079	125,225,296	96.9%

Non-Same Store Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store & Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Investment is considered cost method for reporting purposes.

3.	Refer to page 17 (Key Operating Performance Indicators).

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

December 31, 2016

Closing common stock price per share	$24.98
52 Week High [1]	32.10
52 Week Low [1]	23.89

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$14,759,497
Variable	3,575,121
Proportionate Portfolio Debt	18,334,618
Less: Proportionate Cash and Cash Equivalents	(708,307)
Proportionate Portfolio Net Debt	$17,626,311

Portfolio Capitalization Data
Proportionate Portfolio Net Debt	$17,626,311
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	92,290
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$394,420

Common stock and Operating Partnership units outstanding at end of period [2]	$22,247,769
Total Market Capitalization at end of period	$40,268,500

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to December 31, 2016	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2015	1,646	4,585	882,397	888,628
Preferred Series B Unit Conversion to Common Shares	—	—	200	200
Common OP Units Cash Settled	—	(16)	—	(16)
DRIP	—	—	32	32
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	61	—	3,229	3,290
Issuance of stock for employee stock purchase program	—	—	127	127
Repurchase of common stock	—	—	(627)	(627)
Retirement of common stock	—	—	(1,260)	(1,260)
Common Shares and OP Units Outstanding at December 31, 2016	1,707	4,569	884,097	890,373

Common Shares issuable assuming exercise of warrants [1]			61,612
Common Shares issuable assuming exercise of in-the-money stock options [2]			4,367
Common Shares issuable assuming exchange of OP Units			6,526
Diluted Common Shares and OP Units Outstanding at December 31, 2016			956,602

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	884,948	882,419	884,029	884,676
Weighted average number of stock options [3]	4,651	6,382	6,301	6,884
Weighted average number of GAAP dilutive warrants	60,702	59,617	62,003	59,501
Diluted weighted average number of Company shares outstanding - GAAP EPS	950,301	948,418	952,333	951,061

Weighted average number of common units	4,826	4,768	4,782	4,783
Weighted average number of LTIP Units	1,775	1,716	1,767	1,609
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	956,902	954,902	958,882	957,453

1.
GGP has 73.9 million warrants outstanding convertible to 1.2616 Common Shares with a weighted average exercise price of $8.4785, with a scheduled expiration of November 9, 2017. 16.4 million warrants must be satisfied through net share settlement, with the remainder through either a net or full share settlement feature at the option of the holder.

Pursuant to the Plan, warrants to purchase equity were issued to the Plan Sponsors on the Effective Date.  The warrants are fully vested and the exercise prices will be subject to adjustment for future dividends, stock dividends, splits or reverse splits of our common stock or certain other events as are customary with such instruments at declaration.

Warrants	Weighted Average Exercise Price	Expiration Date	Impact of Dividend issued to stockholders of record as of December 15, 2016 [4]		Impact of settling warrants via net share settlement [5]
57,500,000	$8.5225	Nov 9, 2017	Reduces exercise price to $8.5225	Increases number of Common shares per warrant to 1.2616	Net share: 72,542,000 x [24.98 - 8.5225] /24.98 = 47,792,633 shares delivered
16,428,571	$8.3245	Nov 9, 2017	Reduces exercise price to $8.3245	Increases number of Common shares per warrant to 1.2616	Net share: 20,726,285 x [24.98 - 8.3245] /24.98 = 13,819,321 shares delivered
73,928,571	$8.4785				61,611,954 shares delivered

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2016 and 2015.

4.	Based on dividend of $0.22 per share issued to stockholders of record on December 15, 2016 and special dividend of $0.26 per share issued to stockholders of record on December 27, 2016.

5.	Based on stock price of $24.98 on December 31, 2016.

MISCELLANEOUS Development Summary

Property	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date[1]	Expected Return on Investment[2]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
Staten Island Mall	Expansion	$231	$28	7-9%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various properties	394	236	6-8%	2017-2018

	Total Projects Under Construction	$625	$264

Projects in Pipeline
New Mall Development	Ground up mall development	$285	$51	8-10%	2020
Norwalk, CT

Other Projects	Redevelopment projects at various properties	368	70	8-9%	TBD

	Total Projects in Pipeline	$653	$121

1.	Projected costs and investments to date exclude capitalized interest and overhead.

2.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Proportionate Capital Expenditures

Expenditures ($ in thousands)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2016	December 31, 2015

Operating capital expenditures	$164,615	$185,075
Tenant allowances and capitalized leasing costs	156,254	148,082
Total	$320,869	$333,157

MISCELLANEOUS Corporate Information

Reporting Calendar
Results will be announced according to the following approximate schedule:
Quarter	Earnings Release Date	Earnings Call Date
Q1 2017	May 1, 2017	May 2, 2017

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q1 2017	January 30, 2017	April 13, 2017	April 28, 2017	$0.2200
Common Stock	Special Dividend	December 13, 2016	December 27, 2016	January 27, 2017	$0.2600
Common Stock	Q4 2016	October 31, 2016	December 15, 2016	January 6, 2017	$0.2200
Common Stock	Q3 2016	August 1, 2016	October 14, 2016	October 31, 2016	$0.2000
Common Stock	Q2 2016	May 2, 2016	July 15, 2016	July 29, 2016	$0.1900
Common Stock	Q1 2016	February 1, 2016	April 15, 2016	April 29, 2016	$0.1900
Series A Preferred Stock	Q1 2017	January 30, 2017	March 15, 2017	April 3, 2017	$0.3984
Series A Preferred Stock	Q4 2016	October 31, 2016	December 15, 2016	January 3, 2017	$0.3984
Series A Preferred Stock	Q3 2016	August 1, 2016	September 15, 2016	October 3, 2016	$0.3984
Series A Preferred Stock	Q2 2016	May 2, 2016	June 15, 2016	July 1, 2016	$0.3984
Series A Preferred Stock	Q1 2016	February 1, 2016	March 15, 2016	April 1, 2016	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Senior Vice President, Investor and Public Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Company Same Store NOI
Company NOI that excludes the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company Same Store NOI once the transaction has closed.

Company Non-Same Store NOI	Includes the periodic effects of full or partial acquisitions of properties and certain redevelopments and other properties. See Property Schedule for full list of Non-Same Store properties.
Company NOI	Company Same Store NOI plus Company Non-Same Store NOI. Excludes full or partial reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Full or partial reductions in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.